EXHIBIT 21.1

SUBSIDIARIES

Entity Name	Jurisdiction of Incorporation or Formation

1100 Compton, LLC	Delaware
AIBD Insurance Company IC	Delaware
Alliance of Professional Service Organizations, LLC	Delaware
Allied Producers Reinsurance Company, Ltd	Bermuda
American Capital Acquisition Investments S.A.	Luxembourg
America’s Health Care/RX Plan Agency, Inc.	Delaware
Association of Independent Beverage Distributors, LLC	Delaware
Care Financial of Texas, LLC	Texas
Clearside General Insurance Services, LLC	California
Distributor Innovations and Benefit Savings Solutions, LLC	Delaware
Distributors Insurance Company PCC	Delaware
Euro Accident Health and Care Insurance Aktiebolag	Sweden
GM Motor Club, Inc.	North Carolina
Integon Casualty Insurance Company	North Carolina
Integon General Insurance Corporation	North Carolina
Integon Indemnity Corporation	North Carolina
Integon National Insurance Company	North Carolina
Integon Preferred Insurance Company	North Carolina
MIC General Insurance Corporation	Michigan
National General Alpha Re	Luxembourg
National General Assurance Company	Missouri
National General Beta Re	Luxembourg
National General Holdings BM, Ltd	Bermuda
National General Holdings Luxembourg, s.a.r.l.	Luxembourg
National General Insurance Company	Missouri
National General Insurance Luxembourg, S.A	Luxembourg
National General Insurance Management Ltd	Bermuda
National General Insurance Marketing, Inc.	Missouri
National General Insurance Online, Inc.	Missouri
National General Life Insurance Europe, S.A.	Luxembourg
National General Lux RE I S.A.	Luxembourg
National General Management Corp.	Delaware
National General Re Ltd	Bermuda
National General Reinsurance Broker Ltd	Bermuda
National Health Insurance Company	Texas
New South Insurance Company	North Carolina
Professional Services Captive Corporation IC	Delaware
Red Partners Operating Solutions, LLC	Delaware

Entity Name	Jurisdiction of Incorporation or Formation

Reliant Financial Group, LLC	Oregon
The Association Benefits Solution, LLC	Delaware
Velapoint, LLC	Washington